Exhibit 99.1

Aethlon Medical Announces Pricing of

$4.7 Million Public Offering

SAN DIEGO, May 15, 2024 -- Aethlon Medical, Inc. (Nasdaq: AEMD), a medical therapeutic company focused on developing products to treat cancer and life-threatening infectious diseases, today announced the pricing of a public offering of an aggregate of 8,100,000 shares of its common stock (or pre-funded warrants in lieu thereof), Class A warrants to purchase up to 8,100,000 shares of common stock, and Class B warrants to purchase up to 8,100,000 shares of common stock, at a combined public offering price of $0.58 per share (or pre-funded warrant) and accompanying warrants. The warrants will have an exercise price of $0.58 per share, subject to an adjustment, will be exercisable immediately upon issuance and, in the case of Class A warrants, will expire on the fifth anniversary of the original issuance date, and in the case of Class B warrants, will expire on the one year anniversary of the original issuance date. The closing of the offering is expected to occur on or about May 17, 2024, subject to the satisfaction of customary closing conditions.

Maxim Group LLC is acting as the exclusive placement agent for the offering.

The gross proceeds from the offering, before deducting the placement agent’s fees and other offering expenses, are expected to be approximately $4.7 million. The Company intends to use the net proceeds from this offering for general corporate purposes, which may include clinical trial expenses, research and development expenses, capital expenditures and working capital.

The securities described above are being offered pursuant to a registration statement on Form S-1, as amended (File No. 333-278188), which was declared effective by the Securities and Exchange Commission (the “SEC”) on May 15, 2024. The offering is being made only by means of a prospectus which forms a part of the effective registration statement. A preliminary prospectus relating to the offering has been filed with the SEC. Electronic copies of the final prospectus, when available, may be obtained on the SEC’s website at www.sec.gov and may also be obtained by contacting Maxim Group LLC at 300 Park Avenue, 16th Floor, New York, NY 10022, Attention: Prospectus Department, or by telephone at (212) 895-3745 or by email at syndicate@maximgrp.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Aethlon and the Hemopurifier®

Aethlon Medical is a medical therapeutic company focused on developing the Hemopurifier, a clinical stage immunotherapeutic device which is designed to combat cancer and life-threatening viral infections and for use in organ transplantation. In human studies, the Hemopurifier has demonstrated the removal of life-threatening viruses and in pre-clinical studies, the Hemopurifier has demonstrated the removal of harmful exosomes from biological fluids, utilizing its proprietary lectin-based technology. This action has potential applications in cancer, where exosomes may promote immune suppression and metastasis, and in life-threatening infectious diseases. The Hemopurifier is a U.S. Food and Drug Administration (“FDA”) designated Breakthrough Device indicated for the treatment of individuals with advanced or metastatic cancer who are either unresponsive to or intolerant of standard of care therapy, and with cancer types in which exosomes have been shown to participate in the development or severity of the disease. The Hemopurifier also holds an FDA Breakthrough Device designation and an open Investigational Device Exemption application related to the treatment of life-threatening viruses that are not addressed with approved therapies.

1

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, including statements regarding the size of the offering, the anticipated timing of and the Company’s ability to close the offering, and the use of the net proceeds from the offering. Words such as "anticipate," "expect," "intend," "may," "will," "potentially" or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements necessarily contain these identifying words. These forward-looking statements are based upon the Company’s current expectations, estimates and projections about the Company’s business, which are subject to a number of known and unknown risks, and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation, risks associated with market conditions and risks related to the Company’s business. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. Additional factors that could cause results to differ materially from those anticipated in forward-looking statements can be found under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended March 31, 2023, and in the Company's other filings with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except as may be required by law, the Company does not intend, nor does it undertake any duty, to update this information to reflect future events or circumstances.

Company Contact:
Jim Frakes
Interim Chief Executive Officer and Chief Financial Officer
Aethlon Medical, Inc.
Jfrakes@aethlonmedical.com

Investor Contact:
Susan Noonan
S.A. Noonan Communications, LLC
susan@sanoonan.com
917-513-5303

2